                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY



THOMAS W. ZAUCHA,              :

                  Plaintiff,   :
                                                         Civil Action
             vs.               :                          No. 15638

STEVEN N. BRODY, ROBERT J.     :
SMALLACOMBE, DAVID D. WATSON,
CHARLES B. JARRETT, JR., and
                               :
TIMOTHY C. PESCI,
                               :
                   Defendants.

                               :


--------------------------------------------------------------------------------
STEVEN N. BRODY,               :
individually and derivatively
on behalf of nominal counter-  :
claim defendant Northstar
Health Services, Inc.,         :

    Counterclaim Plaintiff,    :

             vs.               :

THOMAS W. ZAUCHA,              :

    Counterclaim Defendant,    :

             -and-             :

NORTHSTAR HEALTH SERVICES,
INC.,                          :

    Nominal Counterclaim

                  Defendant.   :


                               RULING OF THE COURT
                                   May 8, 1997


--------------------------------------------------------------------------------
                            CHANCERY COURT REPORTERS
                             135 Herrmann Courthouse
                           Wilmington, Delaware 19801
                                 (302) 577-2447
--------------------------------------------------------------------------------

                                                    Chancery Courtroom No. 1

                                                    Herrmann Courthouse
                                                    Wilmington, Delaware
                                                    Thursday, May 8, 1997

                                              ---

          BEFORE:  HON. BERNARD BALICK, Vice Chancellor.

                                              ---

          THE COURT: This is a summary proceeding to determine the board, in this case to rule on the validity of the outcome of a contested election by consent solicitations, initiated by a stockholder under Section 228 of the Delaware General Corporation Law. It is summary in nature because it is important to have this determination as quickly as possible, for obvious reasons.

          I will announce a decision. I hope to follow it with a written opinion, because there are some interesting issues in the case. I say "hope" because it happens that a number of expedited matters are occurring simultaneously, and finding the time to get this particular opinion out quickly might not be easy. So I will try to address the primary issues orally and enter an order, and I hope I will follow up with more detail.


          There are basically two contentions made as to why this result should not be enforced. One has to do with the timing of the solicitation, and the other has to do with whether the information provided to stockholders was accurate or whether, on the other hand, there was deception or breach of the duty of disclosure.

          On the timing, I think the statute itself and the interpretations thus far by the Supreme Court make it fairly clear that a stockholder has a right to proceed at any time and is not constrained by considerations such as whether audited financial reports are available to the company. In the line of cases dealing with the scheduling of stockholder meetings -- and we know that there has been none for this corporation for two years -- the courts have tended to require the holding of those meetings even though financial statements might not be available to the extent that management would like. And I think the same principle would apply with greater force to a consent solicitation by a stockholder.

          Moreover, on the facts I am satisfied that there was no inequitable conduct here. First of all, I accept Mr. Zaucha's testimony as to the timing of his action having nothing to do with the restriction on the company seeking revocations of consents. I am satisfied that he wasn't even aware of that at the time.

          Moreover, I don't believe that the existence of audited financial statements was actually material. The company had an opportunity to provide those aspects of the financial statements that they thought would benefit the company in the information provided to the stockholders.

          It is debatable whether the existence of the audited reports would have actually been helpful or harmful to management in the eyes of the stockholders. There was some indication of savings but there was also indication of substantial losses. In any event, if the audited reports had existed, there would have been ample opportunity for the contesting parties to debate who should take the credit or the blame, because after all, Mr. Zaucha was the chief executive officer throughout the period that was reported on anyway. So I don't believe that the timing of the consent solicitation was harmful for the reason argued.

          Of course, a consent solicitation might happen at a time that is not favorable for management, and the speed of it might be thought by management to put them at a disadvantage. But that is not the same as saying that the fact that management did not have the audited financials and therefore could not solicit revocations was harmful.

          And I would add that the preliminary revocation of consent statement was circulated widely, and the shareholders were informed very clearly by Mr. Zaucha's committee as well as by that preliminary revocation statement sent out by management of their right to revoke. There is simply no reason to believe that the existence of audited reports would have resulted in revocations.

          I will turn now to the disclosure issue. I agree with the defendants on the law and disagree with the plaintiffs. The plaintiffs argue law that one time did exist, but I think it has been superseded by the developments in the area of disclosure. The plaintiffs argue that when conducting a consent solicitation as a stockholder the fraud standard applies. There is older authority for that, and I believe that is suggested in the learned article on this subject by Professor Hamermesh.

          However, I think that the cases that have held that there is a duty of disclosure on directors when they seek stockholder action, and perhaps in other circumstances, applies here as well. Stockholder action -- namely, consents -- were being sought. I do not think there is any sound basis to relieve a director of his fiduciary duty simply on the basis that he is exercising his right as a stockholder.

          One of the reasons for the fiduciary duty is the greater access to knowledge that a director has. A dissident director like Mr. Zaucha has that knowledge no less simply because he is challenging the controlling board members. It is also understood that stockholders have a right to assume and believe that directors will be acting in their interest, and I see no reason why the stockholders wouldn't continue to hold that assumption as to a director who is sending them consent solicitations.

          So I believe that Mr. Zaucha did have a fiduciary duty of disclosure when he conducted the consent solicitation. I recognize that there is no case directly on point that holds that, but that result seems to me to be the logical and inevitable result of other cases in this evolving area.

          Having said that, one must recognize that this situation differs from many. It has been recognized from way back and continues to be true that in a contest like this the stockholders will be receiving information by both contending parties. Here both had access to inside information, and the stockholders presumably understood that. The process itself is important in evaluating what is and what is not material and what the consequences ought to be of any arguable misstatement.

          Indeed, I should point out that the cases are clear -- and I refer back to the Seminole case -- that we are not here focused primarily on whether there was or was not a breach of fiduciary duty. What we are focused on is whether the way the election was conducted justifies setting it aside. And the law recognizes the practical considerations, like the one I have just been referring to. It recognizes that it is a serious matter to set aside an election, particularly for a relatively small company that is in poor financial straits, and to cause the serious expenditure of funds for this purpose to be wasted. It also recognizes that elections are not forever. This particular company went a long time without one, but there will be rights to further elections.

          In the circumstances here I am satisfied that it would be completely unjustified to set aside this election. First of all, it is hard to find definite serious factual errors. On virtually every point we are talking about opinions, perspectives, accusations, not only unadjudicated but in most cases uncharged. And on all the points that the company makes they had an opportunity to give as good as they got. They sent out information countering Mr. Zaucha's charges and making many of their own, and there is simply no reason to believe that any particular misstatement of fact or nondisclosure would have affected the result of this election. It seems that what happened here was that the stockholders were confronted with differing styles.

          What I am about to say is not to indicate that one side was right or the other side was wrong. That is really not the Court's business. It is the voters' business. Our function is simply to make sure that there was a basically fair process and that the result of the elections is one that the Court can allow to stand with some confidence that it represents the true views of the stockholders.

          You have problems of the general kind that this company experienced when there is this transition from private to public. It is greatly complicated when you add the discovery of apparent fraud. At least the parties to this proceeding seem to agree to that. As far as I know, there has been no charge against Mr. DeSimone yet either. I have been told there certainly will be an indictment. But I will assume -- I will have to assume that that's true.

          The point is that you have a company that has had a very difficult period. It wasn't sending out financial information. It was delisted. It was losing money. And there was a basic choice between the man who founded and built the business, the man whose strengths lie in operations, and others, who also had legitimate talents in the area of corporate governance but perhaps not quite the experience and know-how and proven record in bringing in revenue.

          And both sides had a lot of communication with stockholders. They met personally with the larger ones, some of the institutions and others, and made their cases. And we see the result of the vote. And I see no good justification for setting it aside.

          I think I will leave it at that. I could go through the list of particular topics that are argued to be inaccurate. It is a fairly long list. But I am well satisfied that to the extent of any inaccuracy -- and that is debatable. It is often a question of interpretation -- that the assumed inaccuracy is highly unlikely to have affected the result. So I will refrain from going down the list of individual topics. That will have to suffice at this stage.

          I will ask the prevailing party to submit an order.

          MR. TULLY: Your Honor, we will put one together tonight and we will submit it in the morning, first to the defendants for their comment and then to Your Honor.

          THE COURT: Excuse me?

          MR. TULLY: Would you prefer that we submit it on notice to the defendants and then to Your Honor or send it --

          THE COURT: Oh, absolutely. In the best of all possible worlds, you can agree on form. But since we don't live in that particular world, you at least try. Okay? And, you know, a differing proposal can be presented if it comes to that as well.

                              Thank you. We recess.
                                      - - -
                         (Court adjourned at 5:11 p.m.)
                                      - - -

                                   CERTIFICATE
                                   -----------


          I, LORRAINE B. MARINO, Official Reporter for the Court of Chancery of the State of Delaware and Notary Public, do hereby certify that the foregoing pages numbered 3 through 12 contain a true and correct transcription of the proceedings as stenographically reported by me at the hearing in the above cause before the Vice Chancellor of the State of Delaware, on the date therein indicated.

          IN WITNESS WHEREOF I have hereunto set my hand at Wilmington, this 9th day of May, 1997.



                                                     /s/Lorraine B. Marino
                                                     --------------------------
                                                     Official Reporter for the
                                                      Court of Chancery of the
                                                         State of Delaware